FORWARD FUNDS, INC.
                        433 California Street, Suite 1010
                         San Francisco, California 94104


                                February 6, 1998

Sutton Place Management Co., Inc.
433 California Street, Suite 1010
San Francisco, California 94104

          Re: Acceptance of Subscription for the Purchase of Shares of Beneficial Interest of The Global Fund

Dear Sirs:

         Forward Funds, Inc. (the "Company"), on behalf of The Global Fund (the "Fund"), hereby accepts your offer to purchase 10,000 shares of the Fund at a price of $10.00 per share for an aggregate purchase price of $100,000. This agreement is subject to the understanding that you have no present intention of selling or redeeming the shares so acquired.

         Any redemption of these shares by you will be reduced by a pro rate portion of any then unamortized organization expenses of the Fund. This proration will be calculated by dividing the number of shares to be redeemed by the aggregate number of shares held which represent the initial capital of the Fund.

                                          Sincerely,


                                          /s/ Ronald Pelosi
                                          Sutton Place Management Co., Inc.
                                          Ronald Pelosi
                                          President



Accepted:         /s/ Ronald Pelosi
                  Forward Funds, Inc.

                  Title:  President

                        SUTTON PLACE MANAGEMENT CO., INC.
                        433 California Street, Suite 1010
                         San Francisco, California 94104


                                February 6, 1998


Forward Funds, Inc.
433 California Street, Suite 1010
San Francisco, California 94104

          Re: Subscription for the Purchase of Shares of Beneficial Interest of The Global Fund


Dear Sirs:

         The  undersigned   hereby  subscribes  to  purchase  10,000  shares  of
beneficial interest of The Global Fund, at a price of $10.00 per share, and agrees to pay therefor upon demand in cash the amount of $100,000.

                                        Very truly yours,

                                        SUTTON PLACE MANAGEMENT CO., INC.

                                        By:      /s/ Ronald Pelosi

                                        Title:       President